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                                                                    EXHIBIT 21.1

                        Subsidiaries of the Registrant


Subsidiary                                  State or country of Incorporation
----------                                  ---------------------------------

Aspect Development Europe Limited           United Kingdom

Aspect Development India Private Limited    India